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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   October 3, 2000
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                              Quantum Corporation
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             (Exact name of registrant as specified in its charter)


     Delaware                       0-12390                     96-2665054
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(State or other jurisdiction      (Commission                  (IRS Employer
of incorporation)                 File Number)               Identification No.)

                 500 McCarthy Boulevard, Milpitas, California           95035
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                    (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (408) 894-4000
                                                   -----------------------------

________________________________________________________________________________
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

         (a) On October 3, 2000, Quantum Corporation, a Delaware corporation ("Quantum"), Maxtor Corporation, a Delaware corporation ("Maxtor"), Insula Corporation, a Delaware corporation and wholly-owned subsidiary of Quantum ("Spinco"), and Hawaii Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Maxtor ("Merger Sub"), entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), pursuant to which Quantum has agreed to sell its Hard Disk Drive Group ("the "HDD Business") to Maxtor (the "Disposition"). Under the terms of the Disposition, Quantum will assign to Spinco and Spinco will assume the assets and liabilities of the HDD Business. Immediately following the assignment and assumption, Quantum will redeem all shares of HDD common stock from the holders of such shares in exchange for shares of Spinco common stock (the "Redemption"). Immediately following the Redemption, Merger Sub will be merged with and into Spinco (the "Merger") with Spinco as the surviving corporation of the Merger. In the Merger, each share of Spinco common stock (formerly HDD common stock prior to the Redemption) will be converted into the right to receive 1.52 shares of Maxtor common stock. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

         Based on the closing price of one share of Maxtor common stock of $9.375 on the Nasdaq National Market on October 4, 2000, the day the Disposition was announced, the Disposition is valued at $1.2 billion. The amount of such consideration was determined based upon arm's-length negotiations between Maxtor and Quantum. The Merger Agreement also provides for the payment under certain circumstances of a fee of $35 million by either Quantum or Maxtor to the other party in the event the Merger Agreement is terminated. The companies anticipate that the closing of the Disposition will occur in the first calendar quarter of 2001.

         The Disposition is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. The consummation of the Disposition is subject to the satisfaction of certain conditions, including certain regulatory approvals and the approval of the stockholders of HDD Common Stock and Maxtor.

         A copy of the press release announcing the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

         This document may include forward-looking statements within the meaning of Safe Harbor provisions of the U.S. federal securities laws. These statements are based on current expectations, estimates and projections about the general economy and Quantum's and Maxtor's lines of business and are generally identifiable by statements containing words such as "expects," "believes," "estimates," or similar expressions. Statements related to the future performance involve certain assumptions, risks and uncertainties, many of which are beyond the control of Quantum or Maxtor, and include, among others, foreign and domestic product and price competition, cost effectiveness, changes in governmental regulations, general economic and market conditions in various geographic areas, interest rates and the availability of capital. Although Quantum and Maxtor believe their respective expectations reflected in

                                      -2-
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any such forward-looking statements are based upon reasonable assumptions, they can give no assurance that those expectations will be achieved.

Item 7.  Financial Statements and Exhibits.

      (c)    Exhibits.
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      2.1    Agreement and Plan of Merger and Reorganization dated as of October
             3, 2000 by and between Quantum Corporation, Maxtor Corporation, Insula Corporation and Hawaii Acquisition Corporation (excluding exhibits).

     99.1    Press Release dated October 4, 2000.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 10, 2000                QUANTUM CORPORATION


                                        /s/ Jerry Maurer
                                        ----------------
                                        Name

                                        Executive Vice President
                                        ------------------------
                                        Title

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                               INDEX TO EXHIBITS


Exhibit
Number         Description of Document
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2.1   Agreement and Plan of Merger and Reorganization dated as of October 3,
      2000 by and between Quantum Corporation, Maxtor Corporation, Insula Corporation and Hawaii Acquisition Corporation (excluding exhibits).

99.1  Press Release dated October 4, 2000.